kmx technologies

Through our proprietary technology, KMX has changed how critical minerals and lithium are secured, and provides next generation water treatment opportunities.


kmx
technologies

Invest

$99.83 minimum investment

Deadline April 1, 2022
in a month

Unit Price
$1.49

Total Raised
$764,519

Valuation
$40,086,294

4(a)(6) offering provided by Netcapital Funding Portal Inc.

Pitch Updates Discussion

water, lithium, critical minerals


WATER. LITHIUM. CRITICAL MINERALS.

INTRODUCTION

Through our powerful separation capabilities...

KMX has changed how critical minerals and lithium are secured, while providing next generation water treatment opportunities. We deliver zero-waste solutions using proprietary technology spanning water, lithium, and critical minerals.

water molecule



Water
Deploy disruptive zero-liquid discharge water treatment solution to leading industrial customers

salt



Lithium

Deploy complementary technology to current lithium companies and standardize for new entrants

aerial view of mining operation



Critical Minerals

Secure sustainably sourced critical minerals without costly and damaging mining

building electric car



KMX Next Gen

Solve emerging challenges in new growth markets with next generation technology

PROBLEM

driving demand for magnets and rare earth elements


Electric Vehicles, defense industry, and communications are driving demand for magnets and Rare Earth Elements.
Rare Earths are found in over 90% of electric vehicles.
Every F-35 Fighter jet utilizes 920 pounds of Rare Earth Elements.
Lithium demand is expected to increase ~800% over next two decades.
Lithium extracted from brine to outpace hard-rock mining growth.

elements


Li Lithium
Al Aluminum
Co Cobalt
Cu Copper
Dy Dysprosium
Fe Iron
Mg Magnesium
Mn Manganese
Mo Molybdenum
Nd Neodymium
Ni Nickel
V Vanadium

technology

Technology.

KMX is solving three of the biggest environmental challenges with its proprietary technology: Water + Lithium + Critical Minerals

SOLUTION

Recycled Water

Zero-liquid discharge (purifying the toughest waste-streams)
Low-cost lease and license business model
Developing next generation water treatment techology

recycled water



lithium



Lithium

Direct Lithium Extraction (DLE) amplifying technology
Enhances lithium recovery rates for all DLE processes
Increases productivity by 500% versus conventional technologies

Critical Minerals

Recovers valuable critical minerals from mining, power, and industrial waste streams
Critical mineral demand set for significant growth with challenging supply options
Unique Rare Earth discovery process

critical minerals



maximum water recovery for reuse

Maximum water recovery for reuse

waste water breakdown

KMX's technology facilitates a separation of pure water, minerals and other valuable constituents from brine and waste-streams at low temperature and pressure.



Waste Water

KMX separates pure water from particles at low temperatures, capturing valuable minerals and other constituents in the process

let's break it down

with zero waste

waste water breakdown - how it works


Vapor
Vapor
Vapor
Vapor
Vapor
Concentrate
Feedwater

How it works

1. Feedwater enters module and flows up through center core
2. Feedwater reaches top of module, is distributed and flows downward through the fiber to the concentrate outlet and then recirculated in the same manner
3. The hydrophobic membrane acts as a barrier to the liquid and only vapor can pass through the membrane
4. Vacuum is applied on the shell side (outside of the membrane)
5. Combination of vacuum depth and heat creates phase transition from water to vapor on the membrane surface.
6. Water vapor passes through the membrane, is released from the modules and is condensed downstream

minerals recovery process

KMX Critical Minerals Recovery Process

Rare Earths and other critical minerals in waste present significant opportunity
Separation from tailings or waste ponds represents 80% cost savings versus mining


1 Coal tailings impoundment
Liquids
2 Metal concentration via membrane distillation
4 Drinking water or environment
Pure water
Concentrated RRE slurry
3 Metals refining
RRE/Minerals dilute acid
Solids
Mineral precipitation/extraction
Rare Earths

state of the markets



State of the Markets.

—

MARKET

water treatment market

Water.

Water treatment, desalination, and brine concentration markets steadily growing
Water scarcity and environmental regulations driving high-end water treatment


Saudi Arabia 23.5%
United Arab Emirates 13.1%
China 8.1%
India 6%
United States 5.3%
Kuwait 4.2%
Israel 3.6%
Algeria 3.2%
Qatar 3.2%
Egypt 3.1%
ROW 26.7%
Total $33,100 million


Industrial wastewater RO
Industrial process water RO
Brine concentration (>100m3/d)
Brine concentration (<100m3/d)

Source: Global Water Intelligence

lithium market

Lithium.

Lithium demand expected to increase ~800% over next two decades

Lithium market of $55bn by 2040

Battery market of $620bn by 2040

Lithium extracted from brine to outpace hard-rock mining growth


Australia
Chile
Argentina
US
China
Canada
ROW
Demand

Source: KMX Technologies, Bloomberg, Various investment banks

critical minerals market

Critical Minerals.

Electric Vehicles, defense industry, and communications are driving demand for magnets and Rare Earth Elements

- Every F-35 Fighter jet utilizes 920 pounds of Rare Earth Elements
- Rare Earths are found in over 90% of electric vehicles
- Over 90% of Rare Earths are produced in China

Source: Department of Defense, KMX Technologies

KMX team - Leading the way forward



Leading the way forward

KMX's technical team are leaders in the Membrane Distillation and advanced materials space

MANAGEMENT TEAM

Zachary Sadow



Zachary Sadow

CHIEF EXECUTIVE OFFICER

Co-founder of Antelope Water Management
Former Barclays energy analyst
Adjunct at Columbia University

Bina Khan



Bina Khan

CHIEF FINANCIAL OFFICER

Former COO of Pure Harvest Smart Farms
Founder of SUMMIT Financial (financial advisory for growth companies)
Significant experience scaling start-ups

Dr. Hubert Fleming

Dr. Hubert Fleming



HEAD OF STRATEGY

Former Head of Water at Anglo American plc.
Key developer of KMX's core technology
Former President of Zenon Environmental (sold to GE Water)

Dr. Sean Ghayeni

Dr. Sean Ghayeni



HEAD OF TECHNOLOGY

Membrane and desalination leading expert
Key developer of KMX's core technology
Experience at leading membrane and material companies

Christopher Kelley



Christopher Kelley

EXECUTIVE DIRECTOR

Co-founder of Antelope Water Management
Head of supply chain and logistics
Extensive energy operational experience

Alexander de Vogel



Alexander de Vogel

EXECUTIVE VICE PRESIDENT

Partner at Antelope Water Management
Oversees KMX's commercial strategy
Experience spanning operations and finance

Harvey Vowels

Harvey Vowels

SALES ENGINEER

Over 40 years of technical sales experience

Integrates commercial and operational strategy

Former DuPont Sales Engineer



Dr. Matt Narrol



Dr. Matt Narrol

SR. RESEARCH SCIENTIST

Key developer of KMX's core technology

Former Pfizer scientist and engineer

Chemical and environmental engineering leader

Mostafa Nosraty



Mostafa Nosraty

BUSINESS PROJECT MANAGER

Key developer of KMX plant design, process, and technology

Seasoned energy and specialty chemicals manager

Former sales manager of AkzoNobel, Evonik, and System Separation Sweden

Abd Elghani Hamiti

Abd-Elghani Hamiti

SR. MECHANICAL DESIGN ENGINEER

Seasoned 3D design engineer

Leading expert in advanced membrane modeling and design

Experienced mechanical engineer for renewable energy and water treatment systems



Dr. Matt Narrol with unit



ADVISORS & BOARD MEMBERS

Cynthia Archer



Cynthia Archer
BOARD MEMBER
Former EVP & CMO of Sunoco LP
Substantial Board and corporate governance experience
Antelope Water Management Board member

Bruce Lev



Bruce Lev
BOARD OBSERVER
CEO of Loeb Holding Corporation (KMX investor)
Former Vice Chairman and Director of USCO Logistics
Substantial Board and corporate governance experience

Theodore Cleary



Theodore Cleary
BOARD OBSERVER & ADVISOR
Principal of Archer Private Investments (KMX investor)
Extensive capital markets and corporate finance experience
Private markets investor and sustainable finance advisor

The Honorable Sharon Burke



The Honorable Sharon Burke
ADVISOR
Former U.S. Assistant Secretary of Defense
President of Ecospherics
Leading expert on critical minerals and national security

Professor Upmanu Lall



Prof. Upmanu Lall
ADVISOR
Director of Columbia University Water Center
Leading global water expert
United Nations water advisor

Alexander Muhr



Alexander Muhr
ADVISOR
CEO of Hallstein Water
Clean water and environmental advocate
Private markets investor

waves



USE OF PROCEEDS

If the offering's maximum amount of $1,069,999 is raised:

Use	Value	% of Proceeds
Scientific & Technical (Salaries)	$240,001	22.4%
Operations & Contractors (Salaries)	$181,900	17.0%
Commercial (Salaries)	$160,499	15.0%
Management (business, finance, Admin)	$107,000	10.0%
Membranes and other equipment	$53,500	5.0%
Lab and Office Rent	$19,260	1.8%
Utilities & Internet	$3,210	0.3%
Insurance	$5,350	0.5%
Storage	$1,598	0.1%
Marketing & Travel	$21,400	2.0%
Trials & Demonstration	$21,400	2.0%
Transport	$10,700	1.0%
Legal & Accounting	$25,680	2.4%
IP Legal	$10,700	1.0%
Filing & Fees	$4,000	0.4%
Cloud, Email, & IT Admin	$2,000	0.2%
Engineering Software	$3,000	0.3%
R&D	$122,089	11.4%
Security	$4,280	0.4%
Communications	$6,000	0.6%
Shipping	$6,000	0.6%
Legal (transaction)	$8,002	0.7%
Intermediary fees	$52,430	4.9%

TERMS

This is an offering of Netcapital Common Units, under registration exemption 4(a)(6), in KMX Technologies, LLC. This offering must raise at least $10,000 by April 1, 2022 at 10:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. KMX Technologies may issue additional securities to raise up to $1,069,999, the offering's *maximum*.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

27,621,673 units
× $1.49 per unit
$41,156,293 implied valuation

FINANCIALS

These financial statements have been audited by an independent Certified Public Accountant.

CPA audit report

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

We're also required to share links to each of the SEC filings related to this offering with investors.

- Form C on October 13, 2021
- Form C/A on December 3, 2021
- Form C/A on December 13, 2021
- Form C/A on January 12, 2022
- Form C/A on January 31, 2022

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- LinkedIn

UPDATES

- Feb 25, 2022 — KMX releases update: "Expanding on Recent...
- Feb 15, 2022 — Evercore ISI energy analyst James West hosts...
- Feb 4, 2022 — Nasdaq publishes: "To Get in on Lithium Boom,...
- Feb 3, 2022 — KMX profiled in BlueTech Research's "Water and...
- Feb 1, 2022 — KMX releases February update: "Lithium...
- Jan 31, 2022 — Filed Form C/A
- Jan 18, 2022 — KMX CEO Zac Sadow shares his views on the...
- Jan 12, 2022 — Filed Form C/A
- Jan 11, 2022 — KMX update covering accelerating activity into...
- Dec 30, 2021 — KMX publishes update covering recent successes...
- Dec 28, 2021 — Listen - Smart Water Solutions, a podcast...
- Dec 20, 2021 — KMX named one of four "EV Battery Startups...
- Dec 15, 2021 — Watch - KMX CEO Zac Sadow Q&A with Tom Smith of...
- Dec 13, 2021 — Press Release - KMX Enhances Intellectual...
- Dec 13, 2021 — Filed Form C/A
- Dec 8, 2021 — pv magazine, one of the leading solar...

Dec 3, 2021	•	Filed Form C/A
Dec 2, 2021	•	Watch KMX's new lithium video. We recently...
Nov 30, 2021	•	KMX executes Letter of Intent with Cornish...
Nov 22, 2021	•	KMX's CEO Zac Sadow discussed the company's...
Nov 18, 2021	•	We are excited to announce the establishment of...
Nov 8, 2021	•	We are excited to announce KMX and CleanTech...
Oct 26, 2021	•	KMX launches new website. Visit to learn about...
Oct 13, 2021	•	Primary offering of 718,120 units at $1.49
Oct 13, 2021	•	Filed Form C

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